UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Rule 14a-12

CNL GROWTH PROPERTIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Financial Advisor Email

Subject: CNL Growth Properties, Inc. Files Definitive Proxy Statement

Dear Financial Advisor:

On June 17, 2016, CNL Growth Properties, Inc. (the REIT) filed a definitive proxy statement with the Securities and Exchange Commission (SEC) relating to its annual meeting of stockholders to be held on Aug. 4, 2016 at 9:00 a.m. ET. At the annual meeting, stockholders will be asked to vote on the following proposals:

•	Proposal I- Plan of Dissolution

•	On May 5, 2016, the REIT’s board of directors approved a Plan of Dissolution subject to stockholder approval. Although allowing for flexibility such as an entity sale, the Plan of Dissolution calls for disposing of all assets, which the REIT anticipates will be completed within 24 months following stockholder approval, liquidating and dissolving the REIT, and distributing net proceeds in accordance with the REIT’s charter.

•	The REIT currently estimates that net proceeds from liquidation could range between approximately $8.41 and $9.39 per share. When added to prior special cash distributions of $3.00 per share made in connection with the prior sale of certain of the REIT’s properties in 2014 and 2015, stockholders could receive in cash total distributions from $11.41 to $12.39 per share held, including shares previously received as stock distributions.

•	Proposal II – Adjournment Proposal

•	Proposal III – Election of three board of directors nominees

•	Proposal IV – Ratification of the appointment of PricewaterhouseCoopers, LLP

Only stockholders of record on June 20, 2016 will be entitled to notice of, and to vote at the annual meeting. The REIT’s board of directors recommends a vote FOR the approval of the Plan of Dissolution Proposal, FOR the approval of the Adjournment Proposal, FOR ALL of the nominated directors, and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the REIT’s independent registered certified public accounting firm for the fiscal year ending Dec. 31, 2016.

ILLUSTRATIVE ESTIMATED NET ASSET VALUE* HISTORY1

NAV Per Share	Effective	Description
$9.76	June 30, 2013	First NAV as of June 30, 2013

$9.90	Dec. 31, 2013	2013 NAV as of Dec. 31, 2013

$10.63	Dec. 31, 2014	2014 NAV (based on preliminary Dec. 31, 2014 balance sheet data)

$10.70	Feb. 9, 2015	Updated 2014 NAV (based on final Dec. 31, 2014 balance sheet data)

($1.30)	Feb. 9, 2015	Special cash distribution to stockholders

$9.40	Feb. 9, 2015	2014 NAV as adjusted Feb. 9, 2015

($1.70)	Dec. 18, 2015	Special cash distribution to stockholders

$7.70	Dec. 18, 2015	Revised 2014 NAV

$8.65**	Dec. 31, 2015	2015 NAV (based on preliminary Dec. 31, 2015 balance sheet data)

*	Is not a measure of performance and should not be used to evaluate return on investment. Is not necessarily indicative of the amount a stockholder would ultimately realize in total distributions upon a liquidation of the REIT.
**	Excludes special cash distributions of $1.30 and $1.70 per share paid on Feb. 9, 2015 and Dec. 18, 2015, respectively.

BACKGROUND INFORMATION

First Quarter 2015

•	On Jan. 20, 2015, the board of directors established an estimated NAV of $10.63 per share as of Dec. 31, 2014.

•	Sold the Woodfield Long Point community for approximately $12.0 million, net cash to the REIT.

•	Paid a special cash distribution to shareholders of $1.30 per share.

•	The special distribution of $1.30 per share, together with various reconciliations relating to the REIT’s actual balance sheet at Dec. 31, 2014, had the effect of reducing the 2014 NAV by $1.23 per share to $9.40 per share.

Second Quarter 2015

•	The REIT completed its acquisition phase.

Third Quarter 2015

•	Sold one Crescent community for approximately $12.0 million, net cash to the REIT.

•	In August 2015, the board of directors appointed a special committee comprised solely of independent directors to oversee the process of exploring strategic alternatives for future stockholder liquidity.

•	In September 2015, the REIT engaged CBRE Capital Advisors, Inc. (CBRE Cap) as exclusive financial advisor to assist the special committee in the strategic alternatives process.

Fourth Quarter 2015

•	Sold two Crescent communities for approximately $27.0 million, net cash to the REIT.

•	Paid a special cash distribution to stockholders of $1.70 per share.

•	In December 2015, the REIT again revised the 2014 NAV to give effect to the special distribution paid in the fourth quarter of 2015, concluding that the special distribution further reduced the 2014 NAV by $1.70 per share to $7.70 per share.

•	In December 2015, the REIT’s advisor notified the board of directors of two non-binding proposals received by CBRE Cap to acquire the REIT. Both offers proposed to acquire 100 percent of the REIT’s shares in an entity level transaction. Under each proposal, stockholders could have received approximately $8.50 per share, excluding the prior special distributions of $3.00 per share paid to stockholders in 2015. When added to these special distributions previously paid, under each of these proposals, stockholders could have received an aggregate amount of up to $11.50 per share.

•	After evaluating and considering the proposed offers, the board of directors and special committee agreed that the REIT should begin to prepare for an orderly disposition of individual or groups of assets.

First Quarter 2016

•	On Jan. 21, 2016, the board of directors established an updated estimated net asset value (NAV) of $8.65 per share of common stock as of Dec. 31, 2015.

Second Quarter 2016

•	On June 15, 2016, the REIT together with its joint venture partner entered into a purchase and sale agreement with an unaffiliated third-party buyer for the sale of Patterson Place for approximately $60.0 million. The REIT anticipates the consummation of the sale will occur on or before June 22, 2016, however, there is no assurance that the sale will be completed.

•	On May 24, 2016, the REIT together with its joint venture partner entered into a purchase and sale agreement with an unaffiliated third-party buyer for the sale of Aura Castle Hills for approximately $51.25 million. The REIT anticipates the consummation of the sale will occur on or before June 30, 2016, however, there is no assurance that the sale will be completed.

•	The purchase prices for Aura Castle Hills and Patterson Place were consistent with the per share liquidation range of values included in the proxy statement relating to the Plan of Dissolution, and the REIT’s board of directors therefore did not make any changes in the estimated range.

PROPOSAL I – PLAN OF DISSOLUTION

•	On May 5, 2016, the board of directors approved the Plan of Dissolution subject to stockholder approval, and concluded that liquidation at this time will be more likely to provide stockholders with a greater return on investment within a reasonable period of time than stockholders would receive through other alternatives reasonably available at this time.

•	The Plan of Dissolution consists of the following:

•	Dispose of all assets after stockholder approval of the Plan of Dissolution;

•	Pay or provide for the REIT’s liabilities and expenses;

•	Distribute remaining proceeds of the liquidation to stockholders;

•	Finalize operations, liquidate and dissolve the REIT and distribute net proceeds in accordance with the REIT’s charter;

•	If the REIT is unable to sell its assets and pay its liabilities within 24 months after stockholder approval of the Plan of Dissolution, the REIT may transfer remaining assets and liabilities into a liquidating trust and distribute the interests in the liquidating trust to stockholders.

•	The REIT anticipates making one or more liquidating distributions to stockholders, with the final liquidating distribution no later than 24 months after approval of the Plan of Dissolution.

•	The REIT estimates that net proceeds from the liquidation could range between:

•	$8.41 and $9.39 per share (excluding previous special cash distributions of $3.00 per share), or

•	When added to the $3.00 prior special cash distributions, stockholders could receive total distributions from $11.41 to $12.39 per share held, including shares previously received as stock distributions.

•	The estimated range of values per share to be received by stockholders pursuant to the Plan of Dissolution was determined by the board of directors as of May 5, 2016; however, the amount received in connection with the Plan of Dissolution could change as a result of, among other things, developments related to individual assets and changes to the real estate and capital markets.

PROPOSAL II – ADJOURNMENT PROPOSAL

•	If, at the annual meeting, voting in favor of the approval of the Plan of Dissolution is insufficient to approve the Plan of Dissolution Proposal, the REIT intends to adjourn the annual meeting in order to solicit additional proxies in favor of the approval of the proposal.

•	In the event there are not enough affirmative votes to approve the Plan of Dissolution, the board of directors will ask stockholders to vote only upon the Adjournment Proposal, and not the Plan of Dissolution Proposal.

PROPOSAL III – ELECTION OF DIRECTORS

•	The persons named below have been nominated by the board of directors for election as directors to serve until the 2017 annual meeting of stockholders and until their successors have been duly elected and qualify. The board of directors unanimously recommends a vote FOR ALL of the following:

•	Stephen P. Elker

•	James P. Dietz

•	Thomas K. Sittema

PROPOSAL IV – RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP

•	The board of directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers, LLP as the REIT’s independent registered certified public accounting firm for the fiscal year ending Dec. 31, 2016.

TAX CONSEQUENCES TO STOCKHOLDERS

•	The REIT’s stockholders may receive one or more liquidating distributions as a result of the Plan of Dissolution.

•	The REIT’s stockholders will receive an applicable IRS Form-1099 for the receipt of the cash distributions.

•	Liquidating distribution amounts received should be first applied to reduce basis.

•	Any excess will be treated as a gain.

•	Because everyone’s tax situation is different, stockholders are advised to consult their tax advisors regarding the tax consequences of the special distribution.

HOW WILL THE DEFINITIVE PROXY BE COMMUNICATED TO STOCKHOLDERS?

•	On or about June 24, 2016, the definitive proxy statement, proxy card and related materials will be sent to stockholders and financial advisors.

[1]	In determining the estimated NAV per share, the REIT engaged CBRE Capital Advisors Inc. a third-party independent valuation firm (CBRE Cap), to provide property-level and aggregate valuation analyses of the REIT and its investments, and to provide a range for the estimated NAV per share as of the valuation date. The estimated NAV per share approved by the REIT’s board of directors falls within the range of values provided by CBRE Cap. The estimated NAV is based upon assumptions derived from appraisals and discounted cash flow models. The valuation process used by the REIT was designed to follow methodologies prescribed by IPA Practice Guidelines 2013-01, Valuations of Publicly Registered Non-Listed REITs, which was issued by the IPA on April 29, 2013. There is no assurance that the IPA Guidelines are acceptable to the SEC, FINRA or under ERISA for compliance with reporting requirements.

ADDITIONAL INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND WHERE TO

FIND IT

•	A definitive proxy statement was filed with the SEC on June 17, 2016 and will be mailed to stockholders on or about June 24, 2016. THE DEFINITIVE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION ABOUT CNL GROWTH PROPERTIES, THE PROPOSED PLAN OF DISSOLUTION AND RELATED MATTERS. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY MATERIALS CAREFULLY. The proxy statement and other documents can be obtained free of charge through the website maintained by the SEC at SEC.gov, and at the REIT s website at CNLGrowthProperties.com, under the tab News & Filings and then SEC Filings.

PARTICIPANTS IN THE SOLICITATION

•	The REIT and its directors and executive officers may be deemed participants in the solicitation of proxies from the REIT s stockholders in connection with the proposed transactions. Information regarding the special interests of these directors and executive officers in the proposed transactions is included in the definitive proxy statement referred to above. Additional information regarding the REIT s directors and executive officers are also included in the REIT s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2015, which was filed with the SEC on March 18, 2016. The Annual Report is available free of charge at the SEC s website at SEC.gov, and at the REIT s website at CNLGrowthProperties.com, under the tab News & Filings and then SEC Filings. Other information about the participants in the proxy solicitation is contained in the proxy statement.

Cautionary Note Regarding Forward-Looking Statements

The information above contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The REIT intends that such forward-looking statements be subject to the safe harbor created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the REIT’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Although the REIT believes that the expectations reflected in its forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Given these uncertainties, the REIT cautions you not to place undue reliance on such statements. For further information regarding risks and uncertainties associated with the REIT’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the REIT’s documents filed from time to time with the Securities and Exchange Commission, including, but not limited to, the REIT’s annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained from the REIT’s website at IncomeTrust.com. The REIT undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.